                                 AMENDED AND RESTATED
                                   PROMISSORY NOTE

$12,500,000.00                                                  March 28, 1994
                                                           Seattle, Washington

      FOR VALUE RECEIVED, the undersigned promises to pay to the order of SEATTLE-FIRST NATIONAL BANK, a national banking association ("Lender") at its principal office in the City of Seattle, Washington, or at such other place or places as any holder hereof may in writing designate the sum of (a)Eight Million Dollars ($8,000,000), which amount constitutes the sum of the Amount Refinanced (as defined below) plus One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) (the "Initial Advance") advanced under the Loan Agreement (as defined below) on the date hereof; plus (b)all other advances made from time to time under the Loan Agreement up to an aggregate principal amount for the Amount Refinanced, the Initial Advance, and all such other advances equal to the sum of Twelve Million Five Hundred Thousand and No/100 Dollars ($12,500,000.00) in lawful money of the United States, together with interest on the outstanding principal amount thereof in lawful money from the date hereof until paid at the rate of seven percent (7%) per annum (as such interest rate may be adjusted from time to time in accordance with the terms hereof), and after maturity, or after default, at the rate of four percent (4%) per annum above the interest rate otherwise in effect hereunder. The principal of and interest on this Amended and Restated Promissory Note ("Note") shall be payable in monthly installments as provided in Section2 hereof. Each such installment shall be applied first to interest to the due date of such installment, with the balance being applied to principal, except that if any late charge is not paid and/or any advance made by the holder hereof under the terms of any instrument securing this Note is not repaid, any monies received, at the option of the holder, may first be applied to pay such late charge and/or advances plus interest thereon, and the balance shall be applied on account of any installment due. Interest shall be calculated using a 30-day month and a 360-day year.

      The undersigned may elect to have interest accrue at the Prime Rate (as defined below), the Indexed Rate (as defined below) or at the Fixed Interest Rate (as defined below).

      This Note consolidates, amends, restates and replaces (a)that certain promissory note in the maximum principal amount of $4,000,000.00 dated as of July29, 1993, executed by Borrower in favor of Lender and (b)that certain promissory note in the maximum principal amount of $4,865,000.00 dated as of September1, 1993, executed by Borrower and Grcich, et al., a California partnership, Grupe Storage Investors No. 4, Ltd., a California limited partnership and Grupe

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Properties Co., a California corporation (collectively, "Grupe"), in favor of
Lender (as such notes may have been amended from time to time prior to the date hereof being referred to herein as the "Old Notes"). The principal balance outstanding under the Old Notes as of the date hereof is $8,000,000.00 (the "Amount Refinanced").

1.    INTEREST

      a. Prime Rate. In the absence of an effective request for the application of the Indexed Rate or a fixed rate under Section 5 hereof, the loan shall accrue interest at the Prime Rate. As used herein, "Prime Rate" means on any day the Lender's publicly announced prime rate of interest at its principal office (which prime rate is a reference rate and not necessarily the lowest rate of interest charged by the holder to its prime customers), changing as such prime rate changes. Each date when the Prime Rate changes at a time when the Prime Rate is in effect under this Note shall be referred to herein as a "Prime Rate Change Date."

      B. CHANGES IN INTEREST OWED; INTEREST CHANGE DATE. The undersigned may at any time on three (3) Business Days notice elect to have the loan bear interest at the Indexed Rate (as defined in Section1(d)). The Indexed Rate will change five (5) months after the first payment date after the Indexed Rate is selected and every sixth month thereafter ("Indexed Rate Change Date") unless the undersigned elects upon 24hours notice prior to any Indexed Rate Change Date to have interest accrue at the Prime Rate or elects to fix the interest rate pursuant to Section 5.

      C. INDEX; CURRENT INDEX. Changes in the Indexed Rate will be based on changes in the six-month LIBOR as defined in Paragraph4 below ("Index"). If the Index is no longer available, the holder will choose a new Index based upon comparable information and give the undersigned notice of this choice. The most recently available Index figure 15 Business Days (defined below) before each Indexed Rate Change Date is the "Current Index."

      D. CALCULATION OF INDEXED RATE. After Borrower has selected the Indexed Rate, the holder will before each Indexed Rate Change Date, calculate the Indexed Rate by adding two and 75/100 percent (2.75%) to the Current Index, rounded to the next highest one-eighth of one percent (0.125%), which will be the new interest rate until the next Indexed Rate Change Date.

2.    PAYMENTS

      The outstanding principal amount of this Note as of the date hereof (comprised of the Amount Refinanced and the amount advanced under the Loan Agreement on the date hereof), together with interest thereon, shall be due and payable on the first day of each month beginning with May1, 1994, in equal installments based on an

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amortization schedule of twenty years from the date hereof.  The principal amount of each advance made under the Loan Agreement after the date hereof, together with interest thereon, shall be due and payable on the first day of each month beginning with the month immediately following the date of such advance in equal installments based on an amortization schedule of twenty (20) years from the date of such advance. The holder will change the monthly payment after each Prime Rate Change Date, Indexed Rate Change Date, or Fixed Rate Change Date (each an "Interest Change Date"), as applicable, to an amount sufficient to repay the unpaid principal balance of the Amount Refinanced and the Initial Advance and each subsequent advance in full at the then applicable interest rate in substantially equal installments of principal and interest over such twenty-year amortization schedule. Until the payment is again changed, the undersigned shall pay the new monthly payment each month beginning on the first monthly payment due date after the applicable Interest Change Date.

3.    NOTICE OF CHANGES

      The holder will mail or deliver to the undersigned a notice of any changes in the monthly payment before the first payment due date after any Interest Change Date.

4.    LIBOR

      a. The "Index" is the London Interbank Offered Rate ("LIBOR"), adjusted at the holder's option for statutory reserves, deposit insurance, regulatory capital, taxes and assessments, if any. It is the average of the rates of interest, on a per annum basis, at which deposits in United States dollars having a term of six months are offered by major banks in immediately available funds to prime banks in the London Interbank market at 11:00 A.M. (London time) on the day which is fifteen (15) Business Days prior to the applicable Indexed Rate Change Date. This rate is reported on Telerate, a national and international medium which provides interest rate quotations daily, as quoted by the British Bankers Association as Interest Settlement Rates on page3750 (or such other page as may replace it). Such interest rate quotation, as provided by Telerate, shall be deemed conclusive and final with respect to LIBOR determinations for so long as Telerate continues to make such interest rate reports. If Telerate or the British Bankers Association report is no longer available for six-month maturities, a comparable publication or report containing such information will be used. If there is no such publication or comparable publication containing such information, six-month LIBOR shall be the average rate (rounded if necessary to the nearest one-thousandth of a percent) at which dollar deposits having a maturity of six months are offered by at least two major banks in an interbank market where Eurodollars are being traded, to prime banks in immediately available funds on the LIBOR determination date described above or as soon thereafter as such offer quotes can be obtained.

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      b.    "Business Day" shall mean a day on which commercial banks are generally open for business in Seattle, Washington and London, England.

      c. The amount of adjustment for reserves, deposit insurance, regulatory capital; taxes and assessments may change on any Indexed Rate Change Date depending on such charges being assessed against holder at that time. Such charges may change due to various factors, including but not limited to changes in the requirements for reserves and capital adequacy promulgated by the Federal Reserve System of the United States and/or other state and federal regulatory agencies, statutory changes affecting holder and/or imposition of taxes, FDIC fees and/or assessments. Each determination of an adjustment amount shall be made by the holder in its sole and absolute discretion and shall be conclusive and binding upon maker and shall be determined without benefit of or credit for prorations, exceptions or offsets that may be available to the holder from time to time.

5.    INTEREST RATE CONVERSION OPTION

      If the undersigned is in compliance with all terms and conditions of the loan documents executed in connection with this Note, interest on the whole principal may, at the undersigned's option, upon 24hours notice to the holder hereof, be converted from either the Prime Rate or the Indexed Rate to a fixed rate in accordance with the following provisions, PROVIDED, HOWEVER, that the undersigned's option to fix the rate is subject to the availability to the holder hereof of matchfunding opportunities for an equivalent time period. This option to fix the rate of interest under this Note may be elected at any one or more times during the term of this loan provided that any fixed rate period must either (a)extend to the maturity date of this Note, or (b)be for a period of one
(1) year or any integer multiple thereof and PROVIDED FURTHER, that no fixed rate period may extend beyond the maturity date of this Note. The final day of any such fixed interest rate period is referred to herein as a "Fixed Rate Change Date."

      Said fixed interest rate shall be Seattle-First National Bank's reserve-adjusted "Fixed Rate Index" as quoted by Seattle-First National Bank on the date the funds are converted for the period for which the rate is being fixed and the remainder of the original amortization schedule, rounded upward to the next highest one-eighth of one percent (0.125%) plus two and 75/100 percent (2.75%) per annum. The Fixed Rate Index will be adjusted at the holder's option to reflect the holder's cost of statutory reserves, deposit insurance, regulatory capital, taxes and assessments, if any, as set forth in Paragraph4(c) herein.

      The funds will be converted to the fixed rate on the date the holder receives the undersigned's written notice exercising the fixed rate option, PROVIDED that the notice is received before 12 noon Seattle time;

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      Should the undersigned elect to fix the interest rate, the monthly payment will be recalculated at the beginning of the fixed rate period using the fixed rate and an amortization term that will amortize the Refinanced Amount, the Initial Advance, or any other advance under the Loan Agreement, as applicable, over the remainder of the original amortization schedule for such amount. Upon expiration of any fixed rate period, the interest rate will automatically revert to the Prime Rate for the remainder of the term unless the undersigned elects in writing to repeat the process and reset the fixed rate in accordance with the above or has elected by proper notice to select the Indexed Rate.

6.    PREPAYMENT

      At any time when the Prime Rate is in effect and during the thirty (30) days immediately prior to any Indexed Rate Change Date (a "Prepayment Period"), the undersigned may prepay principal, in whole or in part, without prepayment fee, at any time. Any partial prepayments shall not reduce nor postpone regular monthly installment payments.

      At any time other than a Prepayment Period, the undersigned may not prepay less than the whole outstanding principal of this Note but may prepay the whole outstanding principal, PROVIDED, HOWEVER, that a prepayment fee is paid as set forth below. This prepayment fee shall be payable whether such prepayment is by voluntary prepayment, operation of law, acceleration or otherwise.

      A. PREPAYMENT FEES. The amount of the prepayment fee depends on the following:

            (1) The amount by which interest reference rates as defined below have changed between the time the loan is prepaid and the preceding Indexed Rate Change Date or the Fixed Rate Change Date, as applicable.

            (2)  The amount of principal prepaid.

            (3) A prepayment fee factor (see "Prepayment Fee Factor Schedule" below).

      B. DEFINITION OF REFERENCE RATE. The "Reference Rate" used to represent interest rate levels shall be the bond equivalent yield of the average U.S. Treasury rate having maturities equivalent to the remaining period to maturity of this loan rounded upward to the nearest month. The "Initial Reference Rate" shall be the Reference Rate assigned to the loan by the holder on the most recent Indexed Rate Change Date

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or Fixed Rate Change Date, as applicable.  The "Final Reference Rate" shall be the Reference Rate at the time of prepayment.

      The Reference Rate shall be interpolated from the Federal Reserve Statistical Release (PublicationH.15) as displayed on Page119 of the Dow Jones Telerate Service (or such other page or service as may replace that page or service for the purpose of displaying rates comparable to said U.S. Treasury rates) on the day the loan was converted to a fixed rate (Initial Reference
Rate) or the day of prepayment (Final Reference Rate).

      C.    CALCULATION OF PREPAYMENT FEE

      (1) If the Initial Reference Rate is less than or equal to the Final Reference Rate, there is no prepayment fee.

      (2) If the Initial Reference Rate is greater than the Final Reference Rate, the prepayment fee shall be equal to the difference between the Initial and Final Reference Rates (expressed as a decimal), multiplied by the appropriate factor from the Prepayment Fee Factor Schedule, multiplied by the principal amount of this loan being prepaid.

      EXAMPLE OF PREPAYMENT FEE CALCULATION:

      An amortizing loan with remaining principal of $250,000 is fully prepaid with 24months remaining until maturity. An Initial Reference Rate of 9.0% was assigned to the loan at the time the loan was converted to a fixed rate. The Final Reference Rate (as determined by current 24-month U.S. Treasury rate on Page119 of Telerate) is 7.5%. Rates therefore have dropped 1.5% since the loan was converted to a fixed rate and a prepayment fee applies. A prepayment fee factor of 1.3 is determined from Table1 below, and the prepayment fee is computed as follows:

      Prepayment Fee = (0.09 - 0.075) x (1.3) x ($250,000) = $4,875


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       D. PREPAYMENT FEE FACTOR SCHEDULE

       TABLE 1 - FULLY AMORTIZING LOANS

       Months Remaining to Maturity*

       0    3    6    9    12   24   36   48   60   84   120  240  360
       ----------------------------------------------------------------
       0    .21  .36  .52  .67  1.3  1.9  2.5  3.1  4.8  5.9  10.3 13.1

       TABLE 2 - PARTIALLY AMORTIZlNG (BALLOON) LOANS

       Months Remaining to Maturity*

       0    3    6    9    12   24   36   48   60   84   120  240  360
       ----------------------------------------------------------------
       0    .26  .49  .71  .94  1.8  2.7  3.4  4.2  5.6  7.4  11.6 14.0

     * If the remaining fixed rate period is between any two time periods shown in the above schedules, interpolate between the corresponding factors to the closest month.

     The holder of this Note is not required to actually reinvest the prepaid principal in any U.S. Government Treasury Obligations, or otherwise prove its actual loss, as a condition to receiving a prepayment fee as calculated above. Maker agrees that this prepayment fee is the bargained-for consideration to the holder for permitting prepayment and the above is not a liquidated damages provision. This prepayment fee provision is to be interpreted in a manner that would make it enforceable to the fullest extent permitted by law, with any portion of the fee that is unenforceable being stricken or otherwise changed to cause the fee, as revised, to be enforced.

7.   LATE CHARGE

     If any payment is not received by the holder on or before fifteen (15) days after it is due, the holder, at its option, may assess a late charge equal to four percent (4%) of each dollar not timely paid. If the payment Is not made on or before the fifteenth (15th) day of the first month following the month in which it is due, an additional four percent (4%) will be charged. An additional four percent (4%) will be charged for each successive month the payment remains fifteen (15) days past due. This late charge shall apply individually to all payments past due and there will be no daily PRO RATA adjustment. Such late charge shall be due and payable on demand, and the holder, at its option, may
(a)refuse any late payment or any subsequent payment unless accompanied by such late charge, (b)add such late charge to the principal balance of this Note,
(c)pay any late charge with advances from the loan proceeds, or (d)treat the failure to pay such late charge as demanded as a default hereunder. If

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such late charge is added to the principal balance of this Note, it shall bear interest at the default rate.

8.   DEFAULT

     Borrower will be in default if Borrower fails to make any payment when due or if a default occurs under any other section of this Note, under that certain Business Loan Agreement dated as of the date hereof by and between Borrower and Lender (as amended, modified or restated from time to time, the "Loan Agreement") or under any other Loan Document (as defined in the Loan Agreement).

9.   GENERAL PROVISIONS

     a. In the event the undersigned does not pay interest when due, the holder, at its option, may (a)charge interest on said interest at the same rate as on principal; (b)add said interest to the principal balance where it will become a part thereof, and bear interest at the same rate as the principal; or
(c)pay said interest with advances of the loan proceeds which advances shall likewise bear interest at the same rate as the principal.

     b. In the event the undersigned defaults under any of the provisions of any instrument securing this Note or any other Loan Document or fails to pay any installment when due under this Note, then, or at any time thereafter, at the option of the legal holder of this Note, the whole of the principal sum then remaining unpaid, together with all interest acquired thereon, shall become immediately due and payable without notice, and any lien given to secure its payment may be foreclosed. Such acceleration of the debt shall be deemed to be a prepayment, and the undersigned shall also pay to the holder, in addition to such amounts, an amount equal to the prepayment fee which would otherwise have been payable as hereinbefore provided had the undersigned exercised the privilege to prepay this Note in full. Failure of the holder to exercise this acceleration option, or any other right the holder may, in such event, be entitled to, shall not constitute a waiver of the right to exercise such option or any other right in the event of any subsequent default. If this Note is placed in the hands of an attorney for collection or is collected through any court of competent jurisdiction (including the Bankruptcy Court) or through other legal proceedings, the undersigned promise to pay the reasonable attorneys' fees of holder including allocated costs of in-house counsel, and all other costs and expenses incurred by holder in connection with such collection, whether or not suit is commenced and whether incurred at trial or any appeal therefrom, and any costs, expenses or losses related to the fixed rate.

     c. The undersigned and all endorsers and all persons liable or to become liable on this Note waive demand, protest and notice of demand, protest and

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nonpayment and consent to any and all renewals and extensions in the time of payment hereof and further agree that at any time the terms of payment hereof may be modified or security released by agreement between the holder hereof and any owner of the premises affected by the instrument securing this Note without affecting the liability of any party to this Note or of any person liable or to become liable with respect to any Indebtedness evidenced hereby.

     d. In any action or proceeding to recover any sum herein provided for, no defense of adequacy of security or that resort must first be had to security or to any other person shall be asserted. All of the covenants, provisions and conditions herein contained are made on behalf of, and shall apply to and bind the respective heirs, devisees, personal representatives, successors and assigns of the parties hereto, jointly and severally. Each and every party signing or endorsing this Note binds himself as principal and not as surety.

     e. The obligation evidenced by this Note is exclusively for commercial or business purposes.

     f. The undersigned consents to the nonexclusive personal jurisdiction of the courts of the state where the real property is located and the federal courts located therein in any action relating to or arising out of the enforcement or interpretation of this Note. The undersigned further agrees not to assert in any such action that the proceeding has been brought in an inconvenient forum.

     g. At the time this loan is closed, the undersigned agrees that the interest rate will be inserted above by the holder of this Note. The holder is authorized to deduct the payment(s) on this Note and any other sums secured by any of the Deeds of Trust securing this Note on the fifth day of each month from Seafirst Deposit Account No.67525410 or such other Seafirst Deposit Account as may be authorized in the future. The holder is also authorized to deposit the advance(s) on this loan, subject to the terms of the loan documents, to Seafirst Deposit Account No.67525410.

10.  SECURITY

     This Note is subject to all of the terms and conditions of the Loan Agreement and is secured by (a)that certain Deed of Trust dated July29, 1993, executed by Borrower in favor of CHICAGO TITLE INSURANCE COMPANY, for the benefit of Lender relating to certain real property located in San Joaquin County, California and Alameda County, California; (b)that certain Deed of Trust dated August27, 1993, executed by Borrower as successor to Grupe, in favor of CHICAGO TITLE INSURANCE COMPANY for the benefit of Lender, relating to certain real property located in Sacramento County, California and Alameda County, California; (c)that

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certain Deed of Trust dated as of the date hereof relating to certain real property located in Maricopa County, Arizona; and (d)such other collateral as may be granted by Borrower from time to time.

11.  CONCERNING ORAL AGREEMENTS

     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     Executed as of the date first above written.

BORROWER:                               IDS/SHURGARD INCOME GROWTH
                                        PARTNERS L.P. III, a Washington limited
                                        partnership

                                        By:  SHURGARD ASSOCIATES LP. III,
                                        a Washington limited partnership,
                                        its sole general partner

                                        By:  CHARLES K. BARBO
                                           -----------------------------
                                             Charles K. Barbo,
                                             Its general partner

                                        By:  ARTHUR W. BUERK
                                           -----------------------------
                                             Arthur W. Buerk,
                                             Its general partner

                                        By:  SHURGARD GENERAL
                                             PARTNER, INC., a Washington
                                             corporation, its general partner

                                        By:  CHARLES K. BARBO
                                           -----------------------------
                                             Charles K. Barbo,
                                             Its Chairman

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